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                                                                    EXHIBIT 99.1

QUARTERLY UPDATE

JANUARY 10, 2003
By Bill Roper, Corporate Executive Vice President

STOCK PRICE PERFORMANCE SUMMARY:

                  1-QUARTER       1-YEAR            5-YEAR
STOCK PRICE        CHANGE         CHANGE          ANNUALIZED
  $28.60             1.0%          -13.2%             23.9%

This Quarterly Update provides information on the changes in the primary drivers of value since our last stock pricing, which occurred on October 11, 2002.

Although we have tried to simplify the explanation of the stock pricing process here by focusing on the primary drivers of value, keep in mind that many other factors are considered and can impact the stock price, and that our appraiser and the SAIC Board of Directors also consider events that occur up to the day the price is established and their potential impact (favorable or unfavorable) on the Company in the future. A more detailed description of these factors and the entire stock pricing process is provided in the Stock Pricing Overview on SAIC's Employee Owner's Network.

PRIMARY DRIVERS OF VALUE

As a reminder, in October we noted the removal of "Strategic Investments" as a primary driver of value due to the liquidation in August of 2002 of all of our VeriSign and Amdocs shares and the equity collars that hedged those shares for gross proceeds of $571 million. Thus, as of the close of the third quarter, we held $17 million in publicly traded equity and debt securities, and investments in private equity securities with a book value of $109 million. We will continue to report from time to time in our SEC filings and these Updates any material events related to our investment holdings.

Currently, the two primary drivers of our value are SAIC operating performance and comparable companies' stock price trading ratios. The comparable companies analysis performed by our appraiser enables an appropriate multiple to be applied to our operating performance metrics in order to establish an appropriate fair market value for our continuing business operations. So these two value drivers should be considered together.

SAIC OPERATING PERFORMANCE METRIC

As part of the stock pricing process, the appraiser and the Board assess the value of SAIC's operating entities. One measure of our operating performance is after-tax segment operating income. This is the measure of operating performance reflected in the earnings term, or "P" element, of our stock pricing formula. Keep in mind that segment operating income draws a multiple in our pricing formula, and is the stock price driver that we have the greatest ability to impact through our daily actions. Our
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trailing four quarters' after-tax segment operating income, which represents the earnings or "P" component in our stock pricing formula, was $346.6 million or an increase of 3.4 percent over last quarter's "P" element of $335.1 million. For more information on the Company's financial performance please see SAIC's financial statements filed with the SEC.

Overall, the Company's underlying operating performance had a favorable impact on our stock price.

COMPARABLE COMPANIES METRIC

As we've noted in the past, because of the proprietary nature of the appraiser's analysis, including the appraiser's actual weighting and adjustment of our comparable companies, we are not able to publish the appraiser's actual appraisal report and calculated trading ratios.

From time to time, our appraiser reviews the list of publicly traded comparable companies used in its valuation process for SAIC and makes adjustments to that list. This includes adding companies to the list that better reflect our business mix or customer base, and eliminating companies that are no longer as good of a match or that have been acquired. Our appraiser just completed a comprehensive review of this list and made several changes, including renaming one tier. One outcome of the changes was to increase the representation of government contractors in our Top-Down tier to better reflect SAIC's growing proportion of federal government business. The updated list of comparable companies along with their ticker symbols has been posted on SAIC's Employee Owner's Network.

As part of its proprietary process, the appraiser analyzes the 5-day trailing average of the trading ratios for our comparables. This is not the same as trading prices. A trading ratio represents the normalized ratio of each company's stock price to various financial performance indicators. Currently, the appraiser considers the following ratios in analyzing our comparables: Price to Earnings; Price to Cash Flow; Enterprise Value (EV) to Earnings Before Interest & Taxes (EBIT); EV to Earnings Before Interest Taxes Depreciation & Amortization (EBITDA); EV to Future EBITDA; and EV to Revenue. Thus, if a company's stock price and financial performance increase or decrease by the same percentage in a given quarter, its trading ratio remains unchanged, in part because of operating performance.

The appraiser may apply a premium to our value if we are out-performing our comparables or a discount to our value if we are under-performing our comparables. The appraiser from time-to-time places more or less emphasis on individual comparable companies in an attempt to refine its analysis to properly take into account discontinuous events that it believes are not representative. While the raw stock prices of our top down comparables were up significantly since October's pricing, the appraiser's analysis of normalized trading ratios (stock price relative to financial metrics) yielded only a slightly favorable impact on SAIC'S valuation. In fact, despite significant raw stock price increases overall, the normalized trading ratios of the comparable companies in the national security and other federal services tier declined in the aggregate. It is important to note that this tier represents a majority of our business operations.
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Overall, the market valuation levels of our comparable companies had a nominally favorable impact on our stock price this quarter.

OTHER CONSIDERATIONS

Significant uncertainties associated with our ownership interest in Intesa, and its future role, if any, at PDVSA had a negative impact on SAIC's valuation. In this quarter's valuation, the appraiser did not reflect any value contribution for Intesa. In addition, uncertainties surrounding global economic conditions and geopolitical conflicts, and their potential impact on our business in the near term, were taken into consideration.

Overall, these uncertainties had an unfavorable impact on our stock price.

SUMMARY

Taking all relevant factors into consideration, the SAIC Board of Directors established our stock price at $28.60 on January 10, 2003. This represents a 1.0% increase over last quarter, and a 13.2% decrease over the same period last year.

This article explains some of the primary factors or drivers that have influenced the stock price in the last quarter. Individual Board members may have placed more or less weight on these or other factors than other directors. Further, this article does not purport to provide all of the data, analyses and facts considered by the Board, individual directors and the independent appraiser. The stock price is established by the Board of Directors as a group, and the Board collectively agreed on January 10, 2003 that $28.60 per share represented a fair market value for the Class A Common Stock.

FORWARD-LOOKING INFORMATION

The foregoing document contain forward-looking statements, including statements regarding the intent, belief or current expectations of the Company and its officers with respect to, among other things, trends affecting the Company's financial condition or results of operation and the impact of competition. Such statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements as a result of various factors. Some of these factors include, but are not limited to: a decrease in or the failure to increase business with the U.S. Government, particularly in the defense and homeland security areas; the ability of the Company to continue to identify and consummate additional acquisitions; the ability of the Company to competitively price its technical services and products; the risk of early termination of U.S. Government contracts; the risk of losses or reduced profits on firm fixed-price contracts; a failure to obtain reimbursement for costs incurred prior to the execution of a contract or contract modification; impact of the bond offering; audits of the Company's costs, including allocated indirect costs, by the U.S. Government; limited market trade activity; legislative proposals; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.